Exhibit 10.5
INTERCREDITOR AGREEMENT
THIS INTERCREDITOR AGREEMENT (this “Agreement”) dated as of November 5, 2008, among Longview Fund, L.P. and Alpha Capital Anstalt (collectively the “Junior Lenders”) and each of the holders of the Bridge Notes (the “Senior Lenders”) identified on the signature pages hereof, and Irvine Sensors Corporation, a Delaware corporation (the “Borrower”).
WHEREAS, the Junior Lenders have made various loans and advances to the Borrower as described below in the definition of “Junior Obligations”;
WHEREAS, the Senior Lenders have purchased the Bridge Notes issued by the Borrower pursuant to a Private Placement Memorandum dated as of September 29, 2008 (the “Bridge Notes”) and are the holders of the “Senior Obligations” as defined below;
WHEREAS, the Junior Lenders and the Senior Lenders have entered into a Collateral Agent Agreement with the Collateral Agent as defined below dated even date herewith pursuant to which the Junior Lenders and the Senior Lenders have agreed to appoint the Collateral Agent to administer certain “Collateral” as defined below;
WHEREAS, the Junior Lenders and the Senior Lenders desire to enter into this Agreement to provide for the relative priorities of their obligations.
NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:
1. Definitions
(a) “Collateral” shall mean the Collateral as defined in Section 1(b) of the Collateral Agent Agreement as limited by Section 1(c) of the Collateral Agent Agreement.
(b) “Collateral Agent” shall mean S. Michael Rudolph or any successor serving as the Collateral Agent under the Collateral Agent Agreement.
(c) “Collateral Agent Agreement” shall mean the Collateral Agent Agreement of even date herewith among the Junior Lenders, the Senior Lenders and the Collateral Agent, as amended from time to time hereafter.
(d) “Junior Obligations” shall mean the Initial Lenders Obligations as defined in the Collateral Agent Agreement.
(e) “Lenders” shall mean collectively the Senior Lenders and the Junior Lenders.
(f) “Majority in Interest” shall have the meaning set forth in the Collateral Agent Agreement.
(g) “MOU” shall have the meaning set forth in the Collateral Agent Agreement.
(h) “Optex Collateral” shall have the meaning set forth in the Collateral Agent Agreement.
(i) “Payment in Full or Paid in Full” shall mean the indefeasible payment in full in cash of the Senior Obligations.

(j) “Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of the Borrower.
(k) “Senior Obligations” shall mean the Bridge Lenders Obligations as defined in the Collateral Agent Agreement.
2. Subordination of Junior Obligations to the Senior Obligations. Borrower hereby covenants and agrees, and the Junior Lenders likewise hereby covenant and agree, that the payment of any and all of the Junior Obligations shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Obligations. Each holder of the Senior Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Obligations in reliance upon the provisions contained in this Agreement.
3. Distributions from Collateral Agent. Until the Payment in Full of the Senior Obligations, the Junior Lenders shall instruct the Collateral Agent to deliver to the Senior Lenders all Collateral or proceeds thereof (net of any expenses which the Collateral Agent is entitled to retain from collections under the Collateral Agent Agreement) obtained or received from the exercise of any remedies against, or otherwise in connection with, the Collateral. Any payments made by the Collateral Agent to the Junior Lenders in violation of the preceding sentence shall be subject to the terms of Section 6 below. Anything to the contrary herein notwithstanding, the Junior Lenders shall be entitled to all distributions from the Collateral Agent of the proceeds of the Optex Collateral.
4. Proceedings. In the event of any Proceeding involving Borrower the following shall apply:
(a) all Senior Obligations shall be Paid in Full before any payment of or with respect to the Junior Obligations shall be made;
(b) any payment or distribution, whether in cash, property or securities, which not including proceeds of the Optex Collateral, but for the terms hereof would otherwise be payable or deliverable in respect of the Junior Obligations, shall be paid or delivered directly to the Senior Lenders until all Senior Obligations are Paid in Full, and the Junior Lenders irrevocably authorize, empower and direct all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and the Junior Lenders also irrevocably authorize, empower and direct the Senior Lenders to demand, sue for, collect and receive every such payment or distribution;
(c) the Junior Lenders agree to execute and deliver to the Senior Lenders or their representative all such further instruments confirming the authorization referred to in clause (b) above; and
(d) the Junior Lenders agree not to initiate or prosecute or encourage any other person to initiate or prosecute any claim, action or other proceeding challenging the enforceability of the Senior Obligations or their rights under the Collateral Agent Agreement and any documents executed in connection therewith as a secured creditor to share in the Collateral.
The Senior Obligations shall continue to be treated as Senior Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and the Junior Lenders even if all or part of the Senior Obligations or the Senior Lenders rights under the Collateral Agent Agreement or any security interests or liens securing the Senior Obligations are subordinated, set aside, avoided or disallowed in connection with any such Proceeding and this Agreement shall be reinstated if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any holder of the Senior Obligations or any representative of such holder.

5. Permitted Payments on Junior Obligations. Until the Payment in Full of the Senior Obligations, the Borrower shall be permitted to pay and, the Junior Lenders shall be permitted to receive and retain, the following payments on account of the Junior Obligations: (i) interest; (ii) fees and expenses; (iii) payments of any amounts owed by the Borrower for indemnification; and (iv) the payment of principal but only in connection with (x) the conversion of some or all of the principal amount of the Junior Obligations into convertible preferred stock or other equity security of the Borrower, or (y) the receipt of cash proceeds or assets from the extinguishment of some or all of the principal amount of the Junior Obligations upon a credit bid or other application in the sale or distribution of the Optex Collateral or release of the Optex Collateral or the proceeds thereof to Junior Lenders (collectively, the “Permitted Payments”). Notwithstanding the forgoing, upon the receipt by the Collateral Agent of written instructions of a Majority in Interest that there is a default or Event of Default under the Senior Obligations or to accelerate the maturity of the Senior Obligations, the Borrower shall not be permitted to make, nor the Junior Lenders to receive, any payments of any kind on account of the Junior Obligations, except that the Junior Lenders shall be permitted to receive and retain the equity securities upon the conversion of Junior Obligations to equity securities of the Borrower and the cash proceeds or assets in connection with the Optex Collateral described in clauses (iv)(x) and (y) of this Section 5. For the avoidance of doubt, Senior Lenders acknowledge that they have no interest in the Optex Collateral nor the proceeds thereof under any circumstances and that Junior Lenders may take any action in law, equity or otherwise at any time and without limitation to enforce their rights to receive the Optex Collateral and the proceeds thereof and exercise the Permitted Remedies (as defined in the MOU). No limitation on the Junior Lenders described herein, in the Collateral Agent Agreement or any other agreement is intended to, and does not limit Junior Lenders rights in and to the Optex Collateral nor Junior Creditors right to exercise the Permitted Remedies, and does not grant any right to Senior Lenders with respect to the Optex Collateral.
6. Turn Over Obligation. Any payment or distribution on account of the Junior Obligations made in violation of the restrictions set forth in this Agreement that is received by the Junior Lenders before all Senior Obligations are Paid in Full shall: (i) not be commingled with any asset of the Junior Lenders, (ii) be held in trust by the Junior Lenders for the benefit of the Senior Lenders, and (iii) be promptly paid over to the Senior Lenders, or their designated representative, for application to the payment of the Senior Obligations then remaining unpaid, until all of the Senior Obligations are Paid in Full.
7. Modifications to Senior Obligations. The Senior Lenders may at any time and from time to time without the consent of or notice to the Junior Lenders, without incurring liability to the Junior Lenders for and without impairing or releasing the obligations of the Junior Lenders under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Obligations, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Obligations; provided that Senior Lenders shall not (a) increase the principal balance of the Senior Obligations, (b) increase the interest rate with respect to the Senior Obligations excluding default interest, (c) extend the final maturity of the Senior Obligations, or (d) shorten the time of payment with respect to the Senior Obligations.
8. Modifications to Junior Obligations. The Junior Lenders may at any time and from time to time without the consent of or notice to the Senior Lenders, without incurring liability to the Senior Lenders for and without impairing or releasing the obligations of the Senior Lenders under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Junior Obligations, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Junior Obligations in a manner that is not materially adverse to the Senior Obligations, and further provided that any such modification shall not result in an increase in the Permitted Payments allowed to be made pursuant to Section 5 above.
9. Right to Cure. Junior Lenders reserve the right, but do not have the obligation, to cure on behalf of Borrower on the same terms and conditions as Borrower, any defaults by Borrower in connection with the Senior Obligations. Senior Lenders agree to provide simultaneous notice to the Collateral Agent of any notice of default required and actually given to Borrower by or on behalf of Senior Lenders.

10. Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Junior Lenders, Borrower and the Senior Lenders arising hereunder shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the loan documents evidencing the Junior Obligations or the Senior Obligations, the Collateral Agent Agreement, any of the Security Agreements, (as defined in the Collateral Agent Agreement); (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Obligations or the Junior Obligations or any of the instruments or documents referred to in clause (a) above. The Junior Lenders hereby acknowledge that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.
11. Termination. This Agreement shall terminate upon the indefeasible Payment in Full of the Senior Obligations or the vote of a Majority in Interest.
12. Miscellaneous.
(a) Rights and Remedies Not Waived. No act, omission or delay by the Senior Lenders or Junior Lenders shall constitute a waiver of their rights and remedies hereunder or otherwise. No single or partial waiver by the Senior Lenders or Junior Lenders of any default hereunder or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.
(b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws that would result in the application of the substantive laws of another jurisdiction.
(c) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.
(i) In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, among the Collateral Agent, Senior Lenders and Junior Lenders or any Lender, then each Senior Lender or Junior Lender, to the fullest extent it may legally do so, (A) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action; and (B) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH SENIOR LENDER AND JUNIOR LENDER AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE COLLATERAL AGENT WOULD NOT ENTER THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.
(ii) Each party hereto irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, each party hereto waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such Lender at its address for notice determined in accordance with Section 12(e) hereof. Each party hereto hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(d) Admissibility of this Agreement. Each of the Senior Lenders and the Junior Lenders agrees that any copy of this Agreement signed by it and transmitted by telecopier for delivery to the other parties shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.
(e) Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) with a copy sent by first class mail on the date of transmissions, or by registered or certified mail, return receipt requested, directed to such party’s addresses set forth below (or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein):
In the case of the Borrower, to:
Irvine Sensors Corporation
3001 Redhill Avenue, Building #4
Costa Mesa, CA 92626
Fax: (714) 444-8773
With a copy by telecopier only to:
Dorsey & Whitney LLP
38 Technology Drive
Irvine, CA 92618
Attn: Ellen S. Bancroft, Esq.
Fax: (949) 271-5318
In the case of the Junior Lenders, to:
Longview Fund, LP
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5301
Alpha Capital Anstalt
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
In the case of the Bridge Lenders, to:
To the address and telecopier number set forth on Schedule A hereto.
In the case of the Collateral Agent, to:
S. Michael Rudolph
Viking Asset Management, LLC
The Transamerica Pyramid
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5301

If to Junior Lenders, or Collateral Agent,
with a copy by telecopier only to:
Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: (212) 697-3575
(f) Amendments and Modification. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto.
(g) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.
(h) Successors and Assigns. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party. No party hereto may transfer any rights under this Agreement, unless the transferee agrees to be bound by, and comply with all of the terms and provisions of this Agreement, as if an original signatory hereto on the date hereof.
(i) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.
(j) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.
(k) Entire Agreement. This Agreement together with the Collateral Agent Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.
[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be signed, by their respective duly authorized officers or directly, as of the date first written above.
“JUNIOR LENDERS”

ALPHA CAPITAL ANSTALT		LONGVIEW FUND, L.P.

By:	/s/ KONRAD ACKERMAN Print Name of Signator: Konrad Ackerman	By:	/s/ S. MICHAEL RUDOLPH Print Name of Signator: S. Michael Rudolph
BRIDGE LENDERS SIGNATURES ON OMNIBUS SIGNATURE PAGES IN
SUBSCRIPTION AGREEMENTS
“BORROWER”

IRVINE SENSORS CORPORATION, INC. a Delaware corporation
By:	/s/ JOHN J. STUART, JR.
	Name:	John J. Stuart, Jr.
	Title:	Sr. VP & CFO

ACKNOWLEDGED AND AGREED:

/s/ S. MICHAEL RUDOLPH S. Michael Rudolph, Collateral Agent
This Intercreditor Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.
[Signature Page to INTERCREDITOR Agreement]